EXHIBIT 99.1

Aspen Aerogels, Inc. Reports First Quarter 2026 Financial Results and Recent Business Highlights

East Providence manufacturing facility expected to have a staged restart beginning in May
$175.6 million quarter-end cash balance; up from $158.6 million at year-end 2025
Secured an additional subsea pipeline award to be delivered in Q3 2026

NORTHBOROUGH, Mass., May 07, 2026 (GLOBE NEWSWIRE) -- Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen” or the “Company”), a technology leader in sustainability and electrification solutions, today announced financial results for the first quarter of 2026, and discussed recent business developments.

First Quarter 2026 Results
Total revenue for the first quarter of 2026 was $37.9 million, compared to $78.7 million in the prior year period. During the first quarter of 2026, the Company received $37.6 million in cash from General Motors related to a commercial settlement, of which $3.5 million was recognized as revenue in the first quarter. The remainder has been recorded as deferred revenue, with approximately $4.9 million to be recognized as revenue quarterly through the end of 2027. Thermal barrier segment revenue was $16.3 million, compared to $48.9 million in the prior year period, reflecting a significant reduction in customer demand following changes in regulatory frameworks and incentive programs. Energy Industrial segment revenue was $21.6 million, compared to $29.8 million in the prior year period.

Net loss was $23.7 million, compared to net loss of $301.2 million in the prior year period. Results for the first quarter of 2026 included $0.4 million of restructuring and demobilization costs. Results for the first quarter of 2025 included a $286.6 million impairment charge related to the Company's previously planned second manufacturing facility in Statesboro, Georgia, and $9.8 million in restructuring and demobilization costs. Excluding these items, adjusted net loss was $23.3 million, compared to adjusted net loss of $4.8 million in the prior year period.

Net loss per share was $0.29, compared to net loss per share of $3.67 in the prior year period. Excluding the items described above, adjusted net loss per share was $0.28, compared to adjusted net loss per share of $0.06 in the prior year period.

Adjusted EBITDA was $(12.7) million, compared to $4.9 million in the prior year period.

A reconciliation of non-GAAP financial results to GAAP financial results is provided in the financial schedules that are part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Non-GAAP Financial Measures.”

East Providence Manufacturing Facility & Supply Strategy Update
On April 8, 2026, there was an explosion at Aspen’s manufacturing facility in East Providence, Rhode Island. The investigation confirmed that the event occurred in a specific high-temperature oven, resulting in damage to a portion of the facility’s production space, requiring the temporary cessation of operations. Aspen is working closely with local, state, and federal agencies to bring the facility back online safely and believes a staged restart of operations will begin in May. The final timeline will depend on the progress of our ongoing mechanical, operational, and safety reviews, as well as obtaining clearance from relevant authorities.

"We are immensely grateful that no employees were seriously injured in the incident. We are also appreciative of the professional work of first responders that night. In the time since, our team has made significant progress. Their work has been instrumental in creating a clear path forward for our East Providence facility," said Don Young, President and CEO. "We also deeply value the close cooperation of East Providence and Rhode Island public officials."

To date, the Company has utilized existing inventory and leveraged the capacity of its external manufacturing facility to help support customer demand.

Mr. Young added, “While it will take time to restore East Providence to its full capabilities, we are working closely with our external manufacturing facility to enhance its production capabilities to support both our Energy Industrial and Thermal Barrier segments. These efforts are intended to develop both near- and long-term supply flexibility, strengthening our operational resilience and reinforcing our commitment to customers.”

Recent Business Highlights & Financial Performance

  Ended the quarter with cash, cash equivalents, and restricted cash of $175.6 million, compared to $158.6 million at the end of the fourth quarter 2025, highlighted by the receipt of the $37.6 million commercial settlement from General Motors and $15.6 million of debt principal payments
  Awarded a second subsea pipeline project with expected delivery in the third quarter of 2026
  Record quarterly Thermal Barrier revenue from European OEMs

“While the first half of 2026 has been shaped by temporary disruptions and evolving market conditions, we believe the fundamentals of our business are solid,” commented Mr. Young. “We are seeing positive market signals across our Energy Industrial platform, alongside growing diversification in our Thermal Barrier segment. As we move through the year, we expect to build momentum and further strengthen our positioning for sustained growth into 2027 and beyond.”

Financial Outlook

Aspen issues its financial outlook as follows:

  Q2 2026 revenue is expected to range between $40 million and $48 million
  Q2 2026 Net loss is expected to range between $14 million and $20 million
  Q2 2026 Net loss per share is expected to range between $0.17 and $0.24
  Q2 2026 Adjusted EBITDA is expected to range between $(4) million and $(10) million
  FY 2026 Capital Expenditures are expected to be less than $10 million

Grant Thoele, Chief Financial Officer and Treasurer, noted, “Our $175.6 million cash balance and disciplined cost management provide a strong foundation as we navigate our current supply and demand environment. Looking ahead to Q2, we expect increased quarterly revenue and improved profitability. With a healthy balance sheet and a financial framework that supports both resilience and growth, we believe that we remain well-positioned to operate and execute our flexible supply strategy, pursue growth opportunities, and deliver long-term shareholder value.”

The Company's Q2 2026 outlook assumes depreciation and amortization of $5.0 million, stock-based compensation expense of $2.5 million, net interest expense of $2.5 million, and diluted weighted average shares outstanding of 82.7 million for the quarter.

A reconciliation of net loss to non-GAAP Adjusted EBITDA for the Q2 2026 financial outlook is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Aspen may incur, among other items, additional charges, realize gains or losses, incur financing costs or interest expense, or experience other events in 2026, including those related to the staged restart of the East Providence manufacturing facility, operational disruptions, supply chain disruptions, or further cost inflation, that could cause actual results to vary materially from this outlook. See Special Note Regarding Forward-Looking and Cautionary Statements below.

Conference Call and Webcast Notification
A conference call with Aspen management to discuss first quarter 2026 results and recent business developments will be held Thursday, May 7, 2026, at 8:30 a.m. EST. During the call, management will respond to questions concerning, but not limited to, Aspen's financial performance, business conditions, and financial outlook. Management's discussion and responses could contain information that has not been previously disclosed.

Shareholders and other interested parties may call +1 (833) 461-5787 (domestic) or +1 (585) 542-9983 (international) and reference Meeting ID “717749648” to participate in the conference call. In addition, the conference call and an accompanying slide presentation will be available live as a listen-only webcast hosted at the Investors section of Aspen's website, www.aerogel.com.

Following the live event, an archived version of the webcast will be available on Aspen's website for convenient on-demand replay for at least a year. A copy of this press release is posted in the Investors section on Aspen's website.

Non-GAAP Financial Measures
In addition to providing financial measurements based on generally accepted accounting principles in the United States of America ("GAAP"), Aspen provides additional financial metrics that are not prepared in accordance with GAAP ("non-GAAP"). The non-GAAP financial measures included in this press release are Adjusted EBITDA, adjusted net loss and adjusted net loss per share. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measures do not include the impact of items that management does not consider indicative of Aspen's core operating performance. In addition, management uses Adjusted EBITDA (i) for planning purposes, including the preparation of Aspen's annual operating budget, (ii) to allocate resources to enhance the financial performance of its business, and (iii) as a performance measure under its bonus plan.

Management believes that these non-GAAP financial measures reflect Aspen's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as it excludes expenses and gains not reflective of Aspen's ongoing operating results or that may be infrequent and/or unusual in nature. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating Aspen's operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. These non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

The non-GAAP financial measures do not replace the presentation of Aspen's GAAP financial results and should only be used as a supplement to, not as a substitute for, Aspen's financial results presented in accordance with GAAP. In this press release, Aspen has provided a reconciliation of Adjusted EBITDA to net income (loss), adjusted net loss to net loss and adjusted net loss per share to net loss per share, in each case to the most directly comparable GAAP financial measure. Management strongly encourages investors to review Aspen's financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

About Aspen Aerogels, Inc.
Aspen is a technology leader in sustainability and electrification solutions. The Company's aerogel technology enables its customers and partners to achieve their own objectives around the global megatrends of resource efficiency, e-mobility and clean energy. Aspen's PyroThin® products enable solutions to thermal runaway challenges within the electric vehicle ("EV") market. The Company's Cryogel® and Pyrogel® products are valued by the world's largest energy infrastructure companies. Aspen's strategy is to partner with world-class industry leaders to leverage its Aerogel Technology Platform® into additional high-value markets. Aspen is headquartered in Northborough, Mass. For more information, please visit www.aerogel.com.

Special Note Regarding Forward-Looking and Cautionary Statements

This press release and any related discussion contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements, including statements relating to Aspen’s financial outlook for the second quarter of 2026. These statements are not historical facts but rather are based on Aspen’s current expectations, estimates and projections regarding Aspen's business, operations and other factors relating thereto, including with respect to Aspen’s financial outlook for the second quarter of 2026. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates," "outlook," “assumes,” “targets,” “opportunity,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen’s beliefs and expectations about capacity, revenue, revenue capacity, backlog, costs, expenses, profitability, cash flow, gross profit, gross margin, operating margin, net income (loss), Adjusted EBITDA, adjusted net loss, adjusted net loss per share and related increases, decreases, trends or timing, including with respect to Aspen’s beliefs and expectations about the energy industrial and EV markets; Aspen’s target revenue capacity and gross margins; Aspen’s efforts to use its external manufacturing facility to meet customer demand; current or future trends in the energy, energy infrastructure, chemical and refinery, LNG, sustainable building materials, EV thermal barrier, EV battery materials or other markets and the impact of these trends on Aspen’s business; the strength, effectiveness, productivity, costs, profitability or other fundamentals of Aspen’s business; beliefs about the role of Aspen’s technology and opportunities in the energy industrial and EV markets; beliefs about Aspen’s ability to provide and deliver products and services to energy industrial and EV customers; beliefs about content per vehicle, revenue, costs, expenses, profitability, investments or cash flow associated with Aspen’s energy industrial and EV opportunities; and the performance and market acceptance of Aspen’s products. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: Aspen’s ability to resume operations at the East Providence manufacturing facility; the Company’s ability to manufacture the full array of its products at the facility and to meet expected customer demand; the Company’s ability to mitigate the potential impacts from the operational disruption on the Company’s business, operations and financial performance; Aspen’s ability to execute its growth plan; the right of EV thermal barrier customers to cancel contracts with Aspen at any time and without penalty; any costs, expenses, or investments incurred by Aspen in excess of projections used to develop pricing under the contracts with EV thermal barrier customers; Aspen’s ability to create customer or market opportunities for its products; any disruption or inability to achieve expected capacity levels in any of its manufacturing or assembly facilities, including at its external manufacturing facility; any failure to enforce any of Aspen’s patents; the general economic conditions and cyclical demands in the markets that Aspen serves; and the other risk factors discussed under the heading “Risk Factors” in Aspen’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (“SEC”) on March 13, 2026, as well as any updates to those risk factors filed from time to time in Aspen’s subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release. Aspen does not intend to update this information unless required by law.

Investor Relations Contacts
Neal Baranosky
Phone: (508) 691-1111 x 8
nbaranosky@aerogel.com

Georg Venturatos / Patrick Hall
Gateway Group
Phone: (949) 574-3860
ASPN@gateway-grp.com

ASPEN AEROGELS, INC. Condensed Consolidated Balance Sheets (Unaudited and in thousands)

	March 31,	December 31,
	2026	2025
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$173,870	$156,857
Restricted cash	1,713	1,713
Accounts receivable, net	36,438	35,270
Inventories	31,054	38,249
Prepaid expenses and other current assets	10,896	9,964
Total current assets	253,971	242,053
Property, plant and equipment, net	93,741	98,400
Assets held for sale	32,569	32,712
Operating lease right-of-use assets	17,039	18,014
Finance lease right-of-use assets	5,838	6,131
Other long-term assets	7,318	9,369
Total assets	$410,476	$406,679
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,611	$13,243
Accrued expenses	17,967	12,952
Deferred revenue	36,578	1,259
Finance obligation for sale and leaseback transactions	5,133	4,443
Operating lease liabilities	3,077	3,245
Finance lease liabilities	1,813	1,768
Long term debt - current portion	24,231	25,115
Total current liabilities	102,410	62,025
Revolving line of credit	7,061	14,346
Long term debt	61,244	65,455
Finance obligation for sale and leaseback transactions long-term	3,220	4,953
Operating lease liabilities long-term	20,271	21,138
Finance lease liabilities long-term	2,773	3,244
Total liabilities	196,979	171,161
Stockholders’ equity:
Total stockholders’ equity	213,497	235,518
Total liabilities and stockholders’ equity	$410,476	$406,679

ASPEN AEROGELS, INC. Consolidated Statements of Operations (Unaudited and in thousands, except share and per share data)
	Three Months Ended
	March 31,
	2026	2025
	(In thousands, except share and per share data)
Revenue	$37,884	$78,723
Cost of revenue	33,608	55,911
Gross profit	4,276	22,812
Operating expenses:
Research and development	2,724	4,333
Sales and marketing	6,668	8,384
General and administrative	15,291	13,034
Restructuring and demobilization costs	427	9,790
Impairment of property, plant and equipment	—	286,612
Total operating expenses	25,110	322,153
Loss from operations	(20,834)	(299,341)
Other income (expense)
Interest expense, net	(3,151)	(1,962)
Other income	41	1,130
Total other expense	(3,110)	(832)
Loss before income taxes	(23,944)	(300,173)
Income tax benefit (expense)	253	(1,076)
Net loss	$(23,691)	$(301,249)
Net loss per share:
Basic and diluted	$(0.29)	$(3.67)
Weighted-average common shares outstanding:
Basic and diluted	82,742,789	82,065,676

Analysis of Cash Flow

The following table summarizes our cash flows for the periods indicated.

	March 31,
	2026	2025
	(In thousands)
Net cash provided by (used in):
Operating activities	$34,145	$5,632
Investing activities	(1,367)	(12,998)
Financing activities	(15,765)	(21,477)
Net increase (decrease) in cash	17,013	(28,843)
Cash, cash equivalents and restricted cash at beginning of period	158,570	221,276
Cash, cash equivalents and restricted cash at end of period	$175,583	$192,433

Reconciliation of Non-GAAP Financial Measures

The following table presents a reconciliation of the non-GAAP financial measure included in this press release to the most directly comparable GAAP measure:

Reconciliation of Adjusted EBITDA to Net loss

We define Adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, which occur from time to time and which we do not believe are indicative of our core operating performance.

For the three months ended March 31, 2026 and 2025:

	Three Months Ended
	March 31,
	2026	2025
	(In thousands)
Net loss	$(23,691)	$(301,249)
Depreciation and amortization	5,382	5,793
Stock-based compensation	2,314	2,073
Other expense	3,110	832
Income tax (benefit) expense	(253)	1,076
Restructuring and demobilization costs	427	9,790
Impairment of property, plant and equipment	—	286,612
Adjusted EBITDA	$(12,711)	$4,927

Other Information

The following table reconciles net loss and net loss per share to adjusted net loss and adjusted net loss per share for the three months ended March 31, 2026 and 2025:

	Three Months Ended
	March 31, 2026		March 31, 2025
	Amount	Per Share	Amount	Per Share
	(In thousands)		(In thousands)
Net loss	$(23,691)	$(0.29)	$(301,249)	$(3.67)
Restructuring and demobilization costs	427	0.01	9,790	0.12
Impairment of property, plant and equipment	—	—	286,612	3.49
Adjusted net loss	$(23,264)	$(0.28)	$(4,847)	$(0.06)

For the 2026 second quarter financial outlook:

	Current Outlook
	Three Months Ending
	June 30, 2026
	Low	High
	(In thousands)
Net loss	$(20,000)	$(14,000)
Depreciation and amortization	5,000	5,000
Stock-based compensation	2,500	2,500
Other expense, net	2,500	2,500
Adjusted EBITDA	$(10,000)	$(4,000)